                                                                      EXHIBIT 11

                             EQUISTAR CHEMICALS, LP
               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                 RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED
                             (Millions of Dollars)

                          One Month
                            Ended      Year Ended   Year Ended   Six Months   Six Months  Six Months
                         December 31, December 31, December 31,  Ended June   Ended June  Ended June
                             1997         1998         1998       30, 1999     30, 1998    30, 1999
                         ------------ ------------ ------------ ------------ ------------ -----------
                         (historical) (historical) (pro forma)  (historical) (historical) (pro forma)
Income from operations
 before income taxes....     $ 7          $143         $154         $ 49         $165        $ 23
Fixed charges:
  Interest expense,
   gross................     $10          $156         $186         $ 89         $ 70        $115
  Portion of rentals
   representative of
   interest.............     $ 4          $ 37         $ 38         $ 18         $ 18        $ 18
                             ---          ----         ----         ----         ----        ----
Total fixed charges.....     $14          $193         $224         $107         $ 88        $133
                             ---          ----         ----         ----         ----        ----
Earnings................     $21          $336         $378         $156         $253        $156
Ratio of earnings to
 fixed charges..........     1.5           1.7          1.7          1.5          2.9         1.2

                             EQUISTAR CHEMICALS, LP
               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                 RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED
                         LYONDELL CONTRIBUTED BUSINESS
                             (Millions of Dollars)

                                                        Eleven      Year Ended
                                                     Months Ended  December 31,
                                                     November 30, --------------
                                                         1997     1996 1995 1994
                                                     ------------ ---- ---- ----
Historical Information:
  Income from operations before income taxes........     $346     $158 $439 $215
Fixed charges:
  Interest expense, gross...........................     $ 50     $ 65 $ 76 $ 73
  Portion of rentals representative of interest.....     $ 14     $ 15 $ 13 $ 10
Total fixed charges.................................     $ 64     $ 80 $ 89 $ 83
Earnings............................................     $410     $238 $528 $298
Ratio of earnings to fixed charges..................      6.4      3.0  5.9  3.6

                             EQUISTAR CHEMICALS, LP
               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                 RATIO OF EARNINGS TO FIXED CHARGES - UNAUDITED
                        MILLENNIUM CONTRIBUTED BUSINESS
                             (Millions of Dollars)

                                                        Eleven      Year Ended
                                                     Months Ended  December 31,
                                                     November 30, --------------
                                                         1997     1996 1995 1994
                                                     ------------ ---- ---- ----
Historical Information:
  Income from operations before income taxes........     $243     $168 $415 $130
Fixed charges:
  Interest expense, gross...........................     $ 66     $ 80 $ 80 $ 80
  Portion of rentals representative of interest.....     $ 13     $ 15 $ 14 $ 13
Total fixed charges.................................     $ 79     $ 95 $ 94 $ 93
Earnings............................................     $322     $263 $509 $223
Ratio of earnings to fixed charges..................      4.1      2.8  5.4  2.4